Exhibit 99.1

Acreage Reports Third Quarter 2024 Financial Results
Launched non-medical sales in Ohio with initial sales accounting for 38% of total state level revenue in Q3 2024

Capital infusion of ~$8 million of net proceeds from Amended and Restated Credit Agreement to drive growth

Canopy USA acquisition anticipated to close no later than in the first half of calendar 2025

New York, November 14, 2024 - Acreage Holdings, Inc. (“Acreage” or the “Company”) (CSE: ACRG.A.U, ACRG.B.U) (OTCQX: ACRHF, ACRDF), a vertically integrated, multi-state operator of cannabis cultivation and retailing facilities in the U.S., today reported its financial results for the third quarter ended September 30, 2024 (“Q3 2024”).
Third Quarter 2024 Financial Overview
•Consolidated revenue of $39.6 million.
•Gross margin was 35%.
•Net loss was $22.2 million.
•Adjusted EBITDA* was $0.6 million.
Third Quarter 2024 Operational Highlights
•Launched non-medical cannabis sales across Ohio at the Botanist locations in Akron, Canton, Cleveland, Wickliffe, and Columbus. Non-medical sales represented 38% of Q3 2024 Ohio revenue.
•Debuted Superflux flower in Illinois, with initial strong wholesale penetration reaching 44%. The small batch, hand trimmed flower is available across Illinois at partner dispensaries, as well as wholesale offerings, as the Company continues to grow the brand’s flower category within the state.
•Enhanced product inventory levels across the Company’s retail network in Connecticut, Illinois, and New Jersey, which is expected to contribute to improved sales over the coming quarters.
•Achieved record year-to-date wholesale revenue performance in New York in September following the increase in adult use retail locations throughout the state.
•Entered into an amended and restated credit agreement (the "Amended and Restated Credit Agreement") with a subsidiary of Canopy Growth Corporation ("Canopy") and a third-party lender (the "New Lender"), amending the amended and restated credit agreement dated June 3, 2024. Under the new Amended and Restated Credit Agreement, the New Lender advanced US$65 million with an original issue discount of 10%, being US$6.5 million. Approximately US$48 million of the amount advanced by the New Lender was used to repay amounts owed by Acreage pursuant to the Prior Credit Agreement to the non-Canopy lender (the "Prior Lender"). As a result, the Prior Lender has been repaid in full. The net proceeds of the loan to Acreage totals approximately US$8 million after closing costs and expenses.
•Secured approval from the New Jersey Cannabis Regulatory Commission for the relocation of the Company’s Atlantic City dispensary to Collingswood, New Jersey, marking the borough's first cannabis dispensary. The Botanist Collingswood is expected to open for medical and adult-use sales in Q4 2024, subject to final regulatory approval.

Pending Acquisition by Canopy USA

•On June 3, 2024, Canopy exercised its option to acquire all of the issued and outstanding Class E subordinate voting shares in the Company in accordance with the terms of the prior plan of arrangement. Upon closing, Canopy USA, LLC (“Canopy USA”) will own 100% of the Fixed and Floating shares of the Company.
•The acquisition of Acreage by Canopy USA is expected to close no later than in the first half of calendar year 2025, subject to certain closing conditions.

Management Commentary

“In the third quarter, we continued to focus on re-accelerating growth across our core states, including Connecticut, Illinois, and New Jersey, while also executing on the highly anticipated launch of non-medical sales in Ohio,” said Dennis Curran, Chief Executive Officer of Acreage. “With our strengthened financial position, we have bolstered our capacity to pursue opportunities in these markets as they continue to mature, which is expected to play a pivotal role in driving both revenue generation and improvements in Adjusted EBITDA* as we close out 2024. The Ohio market presents an incredible growth opportunity for us, based on our solid reputation as a trusted medical provider and strong operational foundation already in place.”

Dennis Curran concluded, “Our acquisition by Canopy USA is advancing as planned, and in anticipation of closing, we are actively seeking opportunities to collaborate with Jetty and Wana, so that we can capitalize on the capabilities of the full Canopy USA ecosystem. We are confident that these efforts will help drive profitability and strategically position ourselves for future growth as a unified platform.”

Q3 2024 Financial Summary
(in thousands)

	Three Months Ended Sep 30,		YoY% Change	Three Months Ended June 30, 2024	QoQ% Change
	2024	2023
Consolidated Revenue	$39,624	$56,502	(30)%	$38,998	2%
Gross Profit (loss)	13,914	21,274		16,922
% of revenue	35%	38%		43%

Total operating expenses	22,578	23,775	(5)%	22,539	—%
Net loss	(22,240)	(7,859)		(24,129)
Net loss attributable to Acreage	(19,508)	(7,625)		(21,025)
Adjusted EBITDA*	622	6,574	(91)%	1,898	(67)%
Total revenue for Q3 2024 was $39.6 million, compared to $56.5 million in the third quarter of 2023 (“Q3 2023”). The year-over-year decrease was primarily due to liquidity constraints in the quarter that limited access to inventory and continued competitive pressure.

Total gross profit for Q3 2024 was $13.9 million compared to $21.3 million in Q3 2023. Total gross margin was 35% in Q3 2024 compared to 38% in Q3 2023. The decreases in gross profit and gross profit margin are related to increased costs for inventory inputs and price compression across the industry.

Total operating expenses for Q3 2024 were $22.6 million, compared to $23.8 million in Q3 2023, representing a reduction of 5%. The decrease in operating expenses can be attributed to initiatives put in place by management to reduce operating costs across the Company.

Adjusted EBITDA* was $0.6 million in Q3 2024, compared to Adjusted EBITDA* of $6.6 million in Q3 2023. Adjusted EBITDA* was negatively impacted year-over-year as a result of lower sales due to liquidity constraints in the quarter impacting the ability to purchase inventory from third parties. Consolidated EBITDA for Q3 2024 was $4.5 million, compared to a consolidated EBITDA* of $24.0 million in the previous year's comparable period.

Net loss attributable to Acreage for Q3 2024 was $19.5 million, compared to a loss of $7.6 million in Q3 2023.
Balance Sheet and Liquidity
Acreage ended Q3 2024 with $13.8 million in cash and cash equivalents and $0.1 million of restricted cash.

About Acreage Holdings, Inc.
Acreage is a multi-state operator of cannabis cultivation and retailing facilities in the U.S., including the Company’s national retail store brand, The Botanist. With its principal address in New York City, Acreage’s wide range of national and regionally available cannabis products include the award-winning brands The Botanist and Superflux. Since its founding in 2011, Acreage has focused on building and scaling operations to create a seamless, consumer-focused, branded experience. Learn more at www.acreageholdings.com and follow us on Twitter, LinkedIn, Instagram, and Facebook.

Forward Looking Statements
This news release and each of the documents referred to herein contains “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian and United States securities legislation, respectively. All statements, other than statements of historical fact, included herein are forward-looking information. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved.

Forward-looking statements or information involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of Acreage or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this news release.

Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, including, but not limited to: the occurrence of changes in U.S. federal Laws regarding the cultivation, distribution or possession of marijuana; the ability of the parties to receive, in a timely manner and on satisfactory terms, the necessary regulatory, court and Floating Shareholder approvals; the ability of the parties to satisfy, in a timely manner, the other conditions to the completion of the Floating Share Arrangement Agreement; the ability of Canopy Growth Corporation (“Canopy”), Canopy USA, LLC (“Canopy USA”) and Acreage to satisfy, in a timely manner, the closing conditions to the floating share arrangement among Canopy, Canopy USA and Acreage (the “Floating Share Arrangement”); risks relating to the value and liquidity of the Floating Shares and the common shares of Canopy; Canopy maintaining compliance with the Nasdaq Global Stock Market (the “Nasdaq”) and Toronto Stock Exchange listing requirements; the rights of the Floating Shareholders may differ materially from those of shareholders in Canopy; expectations regarding future investment, growth and expansion of Acreage’s operations; the possibility of adverse U.S. or Canadian tax consequences upon completion of the Floating Share Arrangement; if Canopy USA acquires the Fixed Shares pursuant to the Existing Arrangement Agreement without structural amendments to Canopy’s interest in Canopy USA, the listing of the Canopy Shares on the Nasdaq may be jeopardized; the risk of a change of control of either Canopy or Canopy USA; restrictions on Acreage’s ability to pursue certain business opportunities and other restrictions on Acreage’s business; the impact of material non-recurring expenses in connection with the Floating Share Arrangement on Acreage’s future results of operations, cash flows and financial condition; the possibility of securities class action or derivatives lawsuits; in the event that the Floating Share Arrangement is not completed, but the acquisition by Canopy of the Fixed Shares (the “Acquisition”) is completed pursuant to Existing Arrangement Agreement and Canopy becomes the majority shareholder in Acreage, the likelihood that the Floating Shareholders will have little or no influence on the conduct of Acreage’s business and affairs; risk of situations in which the interests of Canopy USA and the interests of Acreage or shareholders of Canopy may differ; Acreage’s compliance with Acreage’s business plan for the fiscal years ending December 31, 2020 through December 31, 2029 pursuant to the Existing Arrangement Agreement; in the event that the Floating Share Arrangement is completed, the likelihood of Canopy completing the Acquisition in accordance with the Existing Arrangement Agreement; risks relating to certain directors and executive officers of Acreage having interests in the transactions contemplated by the Floating Share Arrangement Agreement and the connected transactions that are different from those of the Floating Shareholders; risks relating to the possibility that holders of more than 5% of the Floating Shares may exercise dissent rights; other expectations and assumptions concerning the transactions contemplated between Canopy, Canopy USA and Acreage; the available funds of Acreage and the anticipated use of such funds; the availability of financing opportunities for Acreage and Canopy USA and the risks associated with the completion thereof; regulatory and licensing risks; the ability of Canopy, Canopy USA and Acreage to leverage each other’s respective capabilities and resources; changes in general economic, business and political conditions, including changes in the financial and stock markets; risks relating to infectious diseases, including the impacts of the COVID-19; legal and regulatory risks inherent in the cannabis industry, including the global regulatory landscape and enforcement related to cannabis, political risks and risks relating to regulatory change; risks relating to anti-money laundering laws; compliance with extensive government regulation and the interpretation of various laws regulations and policies; public opinion and perception of the cannabis industry; and such other risks disclosed in the Circular, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, dated April 1, 2024 and the Company’s other public filings, in each case filed with the SEC on the EDGAR website at www.sec.gov and with Canadian securities regulators and available under Acreage’s profile on SEDAR at www.sedar.com. Although Acreage has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.

Although Acreage believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. The forward-looking information and forward-looking statements included in this news release are made as of the date of this news release and Acreage does not undertake any obligation to publicly update such forward-looking information or forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Neither the Canadian Securities Exchange nor its Regulation Service Provider, nor any securities regulatory authority in Canada, the United States or any other jurisdiction, has reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.

For more information, contact:
Philip Himmelstein
Chief Financial Officer
investors@acreageholdings.com
646 600 9181
Courtney Van Alstyne
MATTIO Communications
acreage@mattio.com

US GAAP FINANCIAL HIGHLIGHTS (UNAUDITED)

US GAAP Statements of Financial Position
US$ (thousands)	September 30, 2024	December 31, 2023
	(unaudited)
ASSETS
Cash and cash equivalents	$13,780	$13,631
Restricted cash	65	3,984
Accounts receivable, net	10,226	8,459
Inventory	32,909	47,675
Assets held-for-sale	15,255	6,028
Other current assets	2,446	2,136
Total current assets	74,681	81,913
Long-term investments	33,170	33,170
Capital assets, net	128,761	141,732
Operating lease right-of-use assets	13,516	17,531
Intangible assets, net	27,910	31,044
Goodwill	13,761	13,346
Other non-current assets	1,349	1,558
Total non-current assets	218,467	238,381
TOTAL ASSETS	$293,148	$320,294

LIABILITIES AND MEMBERS’ DEFICIT
Accounts payable and accrued liabilities	$31,893	$29,936
Taxes payable	7,566	11,395
Interest payable	5,451	5,539
Operating lease liability, current	1,959	2,457
Debt, current	2,437	4,132
Liabilities related to assets held for sale	15,772	2,253
Other current liabilities	182	2,011
Total current liabilities	65,260	57,723
Debt, non-current	272,225	232,810
Operating lease liability, non-current	14,138	17,293
Deferred tax liability	9,925	10,584
Liability on unrecognized tax benefits	50,571	39,859
Warrant liability	7,133	—
Other liabilities	4	1,054
Total non-current liabilities	353,996	301,600
TOTAL LIABILITIES	419,256	359,323
Total Acreage Shareholders' deficit	(69,006)	(8,906)
Non-controlling interests	(57,102)	(30,123)
TOTAL DEFICIT	(126,108)	(39,029)

TOTAL LIABILITIES AND DEFICIT	$293,148	$320,294

US GAAP FINANCIAL HIGHLIGHTS (UNAUDITED)

US GAAP Statements of Operations
US$ (thousands)	Q3'24	Q3'23	YTD'24	YTD'23
Retail revenue, net	$27,435	$43,857	$85,620	$130,651
Wholesale revenue, net	12,188	12,645	38,302	39,845
Other revenue, net	1	—	1	84
Total revenues, net	39,624	56,502	123,923	170,580
Cost of goods sold, retail	(14,995)	(23,247)	(47,538)	(67,145)
Cost of goods sold, wholesale	(10,715)	(11,981)	(47,046)	(34,454)
Total cost of goods sold	(25,710)	(35,228)	(94,584)	(101,599)
Gross profit	13,914	21,274	29,339	68,981

OPERATING EXPENSES
General and administrative	7,516	8,036	22,814	25,621
Compensation expense	11,746	13,524	35,614	38,930
Equity-based compensation expense	(212)	745	1,939	2,423
Marketing	603	542	1,721	1,942
Loss on disposals of construction in process	2,072	—	2,072	—
Write down (recovery) of assets held-for-sale	—	—	—	3,557
Depreciation and amortization	853	928	2,642	2,919
Total operating expenses	22,578	23,775	66,802	75,392

Net operating loss	(8,664)	(2,501)	(37,463)	(6,411)

Income (loss) from investments, net	—	248	—	228
Interest income (loss) from loans receivable	—	—	—	10
Interest expense	(8,128)	(9,207)	(25,423)	(26,143)
Other income (loss), net	(983)	10,021	(7,320)	9,823
Total other loss	(9,111)	1,062	(32,743)	(16,082)

Loss before income taxes	(17,775)	(1,439)	(70,206)	(22,493)

Income tax expense	(4,465)	(6,420)	(9,482)	(19,763)

Net loss	(22,240)	(7,859)	(79,688)	(42,256)

Less: net loss attributable to non-controlling interests	(2,732)	(234)	(11,177)	(3,885)

Net loss attributable to Acreage Holdings, Inc.	$(19,508)	$(7,625)	$(68,511)	$(38,371)

Net loss per share attributable to Acreage Holdings, Inc. - basic and diluted:	$(0.16)	$(0.07)	$(0.58)	$(0.34)

Weighted average shares outstanding - basic and diluted	119,965	114,171	117,422	113,181

*NON-GAAP MEASURES, RECONCILIATION AND DISCUSSION (UNAUDITED)
This release includes Adjusted EBITDA*, which is a non-GAAP performance measure that we use to supplement our results presented in accordance with U.S. GAAP. The Company uses Adjusted EBITDA* to evaluate its actual operating performance and for planning and forecasting future periods. The Company believes that the adjusted results presented provide relevant and useful information for investors because they clarify the Company’s actual operating performance, make it easier to compare our results with those of other companies and allow investors to review performance in the same way as our management. Since these measures are not calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, net loss or our other reported results of operations as reported under U.S. GAAP as indicators of our performance, and they may not be comparable to similarly named measures from other companies.
The Company defines Adjusted EBITDA* as net income before interest, income taxes and, depreciation and amortization and excluding the following: (i) income from investments, net (the majority of the Company's investment income relates to remeasurement to net asset value of previously-held interests in connection with our roll-up of affiliates, and the Company expects income from investments to be a non-recurring item as its legacy investment holdings diminish), (ii) equity-based compensation expense, (iii) non-cash loss on disposals of construction in process, (iv) transaction costs, (v) non-cash inventory adjustments and (vi) other non-recurring expenses (other expenses and income not expected to recur).

Reconciliation of GAAP to Non-GAAP Measures
US$ (thousands, except per share amounts)	Q3'24	Q3'23	YTD'24	YTD'23
Net loss (GAAP)	$(22,240)	$(7,859)	$(79,688)	$(42,256)
Income tax expense	4,465	6,420	9,482	19,763
Interest expense, net	8,128	9,207	25,423	26,133
Depreciation and amortization	3,165	2,427	12,675	8,976
EBITDA (non-GAAP)*	$(6,482)	$10,195	$(32,108)	$12,616
Adjusting items:
Loss (income) from investments, net	—	(248)	—	(228)
Loss on disposals of construction in process	2,072	—	2,072	—
Non-cash inventory adjustments	2,048	2,103	5,745	8,824
Loss on extraordinary events	—	—	154	1,692
Write down (recovery) of assets held-for-sale	—	—	—	3,557
Equity-based compensation expense	(212)	745	1,939	2,423
Other non-recurring expenses	3,196	(6,174)	26,695	(4,835)
Adjusted EBITDA (non-GAAP)*	$622	$6,574	$4,497	$24,002